Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related Prospectus of The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan and to the incorporation by reference therein of our reports dated (a) February 25, 2009, with respect to the consolidated financial statements and schedules of Lincoln National Corporation, and the effectiveness of internal control over financial reporting of Lincoln National Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission and (b) March 25, 2009, with respect to the financial statements of The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan included in its Annual Report (Form 11-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Philadelphia, Pennsylvania
December 17, 2009